                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    MUELLER INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]
                            MUELLER INDUSTRIES, INC.
                        6799 GREAT OAKS ROAD, SUITE 200
                            MEMPHIS, TENNESSEE 38138
                           TELEPHONE: (901) 753-3200
                            ------------------------

                          NOTICE OF ANNUAL MEETING OF
                            STOCKHOLDERS TO BE HELD
                                  MAY 7, 1998
                            ------------------------

To the Stockholders of
Mueller Industries, Inc.

    The Annual Meeting of Stockholders of Mueller Industries, Inc. (the "Company"), will be held at the Fogelman Executive Center at The University of Memphis, 330 Deloach Street, Memphis, Tennessee 38152 on Thursday, May 7, 1998, at 10:00 A.M. local time, for the following purposes:

    1. To elect five directors, each to serve until the next annual meeting of stockholders (tentatively scheduled for May 6, 1999) or until his successor is elected and qualified;

    2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000;

    3. To consider and act upon a proposal to approve the adoption by the Board of Directors of the Company's 1998 Stock Option Plan involving the issuance of a maximum of 300,000 shares of Common Stock;

    4. To consider and act upon a proposal to approve the appointment of Ernst & Young LLP, independent public accountants, as auditors of the Company for the year ending December 26, 1998; and

    5. To consider and transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) thereof.

    Only stockholders of record at the close of business on March 10, 1998, will be entitled to notice of and vote at the Annual Meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be prepared and maintained at the Company's corporate headquarters at 6799 Great Oaks Road, Suite 200, Memphis, Tennessee 38138. This list will be available for inspection by stockholders of record during normal business hours for a period of at least 10 days prior to the Annual Meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          William H. Hensley
                                          CORPORATE SECRETARY

March 18, 1998

                                PROXY STATEMENT
                            MUELLER INDUSTRIES, INC.
                        6799 GREAT OAKS ROAD, SUITE 200
                            MEMPHIS, TENNESSEE 38138
                           TELEPHONE: (901) 753-3200

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1998

                            ------------------------

                            SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Mueller Industries, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the Fogelman Executive Center at The University of Memphis, 330 Deloach Street, Memphis, Tennessee 38152, on Thursday, May 7, 1998, at 10:00 A.M. local time, or at any adjournment(s) thereof.

    This Proxy Statement, together with the Company's Annual Report for the fiscal year ended December 27, 1997, is first being mailed on or about March 18, 1998.

    When a proxy card is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder's directions appearing on the card. If the proxy card is signed and returned without directions, the shares will be voted in favor of the proposals set forth thereon and for the nominees named herein. The discretion granted in the accompanying proxy card includes the authority to vote on all additional matters properly coming before the Annual Meeting as the persons named in the proxy deem appropriate. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the Meeting, or by casting a ballot at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the shares of common stock, $.01 par value per share ("Common Stock") outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                               VOTING SECURITIES

    The Company had 17,550,000 outstanding shares of Common Stock at the close of business on March 10, 1998, which are the only securities of the Company entitled to be voted at the Annual Meeting. The record holder of each share of Common Stock is entitled to one vote on each matter that may properly be brought before the Annual Meeting. Only stockholders of record at the close of business on March 10, 1998, will be entitled to notice of, and to vote at, the Annual Meeting. The Company's Certificate of Incorporation and Bylaws do not provide for cumulative voting for the election of Directors.

                             PRINCIPAL STOCKHOLDERS

    As of March 6, 1998, the following parties were known by the Company to be the "beneficial owner" of more than five percent of the Common Stock:

                                            SHARES
         NAME AND ADDRESS OF             BENEFICIALLY       PERCENT OF
          BENEFICIAL OWNER                   OWNED            CLASS
-------------------------------------  -----------------  --------------
Harvey L. Karp                             1,812,000(1)        9.36%(1)
c/o Mueller Industries, Inc.
6799 Great Oaks Road, Suite 200
Memphis, Tennessee 38138

------------------------

(1) Includes 1,800,000 shares of Common Stock that Mr. Karp has the right to acquire pursuant to the exercise of options.

                             ELECTION OF DIRECTORS

    The Board of Directors proposes to elect the following five persons at the Annual Meeting to serve (subject to the Company's Bylaws) as directors of the Company until the next Annual Meeting (tentatively scheduled for May 6, 1999), or until the election and qualification of their successors: Robert B. Hodes, Harvey L. Karp, Allan Mactier, William D. O'Hagan and Robert J. Pasquarelli. If any such person should be unwilling or unable to serve as a director of the Company, which is not anticipated, the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

    Directors are elected by a plurality of the votes cast. "Plurality" means that the individuals who receive the largest number of votes cast "For" are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted "For" a particular director (whether as result of a direction to withhold or a broker non-vote) will not be counted in such director's favor.

                   OWNERSHIP OF COMMON STOCK BY DIRECTORS AND
                OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES

    The following table sets forth, as of March 6, 1998, information about the shares of Common Stock (calculated based on 17,550,000 shares outstanding) beneficially owned by each of the Company's current directors, nominees for director, executive officers and Named Officers (as defined under "Executive Compensation"). Unless otherwise indicated, all directors and nominees for director, executive officers and Named Officers have sole voting and investment power with respect to the shares of Common Stock reported. The table and the accompanying footnotes set forth their current positions with the Company, principal occupations and employment over the preceding five years, age and directorships held in certain other publicly-owned companies.

                                                     COMMON STOCK
                                                     BENEFICIALLY
                                                      OWNED AS OF     PERCENT
      PRINCIPAL OCCUPATION, EMPLOYMENT, ETC.         MARCH 6, 1998   OF CLASS
---------------------------------------------------  -------------  -----------
Robert B. Hodes....................................        20,000      *
    Director of the Company since February   ,
    1995; Director of W.R. Berkley Corporation,
    Crystal Oil Company, Global Telecommunications,
    Limited, Loral Space & Communications Ltd.,
    R.V.I. Guaranty, Ltd., LCH Investments N.V. and
    Restructured Capital Holdings, Ltd.; age 72 (1)
Harvey L. Karp.....................................     1,812,000          9.36%
    Chairman of the Board of Directors since
    October  , 1991; Director since August 1991;
    age 70 (2)
Allan Mactier......................................       304,800          1.74%
    Director of the Company since December 1990;
    age 75 (3)
William D. O'Hagan.................................       356,068          1.99%
    Chief Executive Officer of the Company since
    January 1, 1994; Chief Operating Officer of the
    Company since June 22, 1992; President of the
    Company since December 1, 1992; Director of the
    Company since January 1993; age 56 (4)
Robert J. Pasquarelli..............................         9,600      *
    Director of the Company since July 1991; age 52
    (5)
Earl W. Bunkers....................................        48,742      *
    Executive Vice President and Chief Financial
    Officer of the Company since August 28, 1991;
    age 64 (6)
William H. Hensley.................................        88,665      *
    Vice President and General Counsel of the
    Company since December 16, 1991; Secretary of
    the Company since January 30, 1992; age 47 (7)
Lowell Hill........................................           700      *
    Vice President--Human Resources of the Company
    since December 14, 1995; age 53 (8)
Kent A. McKee......................................        39,902      *
    Vice President--Business Development/Investor
    Relations since December 14, 1995; age 37 (9)
Richard G. Miller..................................        12,580      *
    Vice President and Chief Information Officer of
    the Company since November 10, 1994; age 45
    (10)
Lee R. Nyman.......................................        39,886      *
    Vice President--Manufacturing/Management
    Engineering of the Company since July 7, 1993;
    age 45 (11)

                                                     COMMON STOCK
                                                     BENEFICIALLY
                                                      OWNED AS OF     PERCENT
      PRINCIPAL OCCUPATION, EMPLOYMENT, ETC.         MARCH 6, 1998   OF CLASS
---------------------------------------------------  -------------  -----------
James H. Rourke....................................        51,566      *
    Group Vice President--Industrial Products
    Division of the Company since December 14,
    1995; age 49 (12)
Executive Officers, Named Officers and Directors as
a Group............................................     2,784,509         14.06%**

------------------------

*   Less than 1%

** Includes 2,239,400 shares of Common Stock which are subject to stock options held by officers and directors of the Company that are currently exercisable or exercisable within sixty days.

 (1) Mr. Hodes is Counsel to the New York law firm of Willkie Farr & Gallagher. The number of shares of Common Stock beneficially owned by Mr. Hodes includes (i) 2,500 shares of Common Stock owned by trusts of which Mr. Hodes is trustee, and (ii) 3,000 shares of Common Stock which are subject to currently exercisable stock options.

 (2) Mr. Karp has served (i) as Chief Executive Officer of the Company from October 31, 1991 to December 31, 1993, (ii) as acting Chief Executive Officer of the Company from October 8, 1991 to October 30, 1991, and (iii) as Co-Chairman of the Board of Directors of the Company from August 28, 1991 to October 7, 1991. The number of shares of Common Stock beneficially owned by Mr. Karp includes 1,800,000 shares of Common Stock which are subject to currently exercisable stock options.

 (3) Mr. Mactier is currently self-employed in managing his private investment portfolio and has been engaged in that capacity for more than the last five years. The number of shares of Common Stock beneficially owned by Mr. Mactier includes (i) 4,000 shares of Common Stock which are subject to currently exercisable stock options, (ii) 10,200 shares of Common Stock owned by trusts of which Mr. Mactier is trustee, (iii) 6,000 shares of Common Stock owned by one of Mr. Mactier's children, and (iv) 111,800 shares of Common Stock owned by Mr. Mactier's spouse. Mr. Mactier disclaims beneficial ownership of the 117,800 shares of Common Stock owned by his spouse and one of his children.

 (4) Mr. O'Hagan has served as Vice President and General Manager of NIBCO, Inc., a pipe valve and fittings manufacturer, for more than five years prior to June 1992. The number of shares of Common Stock beneficially owned by Mr. O'Hagan includes (i) 342,000 shares of Common Stock which are subject to stock options that are currently exercisable or exercisable within sixty days, and (ii) 10,000 shares of Common Stock owned by Mr. O'Hagan's spouse. Mr. O'Hagan disclaims beneficial ownership of the 10,000 shares of Common Stock owned by his spouse.

 (5) Mr. Pasquarelli has served (i) as General Manager of Armco Inc.'s Mansfield, Ohio, stainless steel manufacturing operations from July 1, 1997,
    (ii) as a metals industry consultant from January 16, 1996, to June 30, 1997, and (iii) for more than five years prior to January 17, 1996, as Director, President and Chief Executive Officer of New Jersey Steel Corporation, a New Jersey based steel maker. The number of shares of Common Stock beneficially owned by Mr. Pasquarelli includes 4,000 shares of Common Stock which are subject to currently exercisable stock options.

 (6) Mr. Bunkers has served (i) as Treasurer of the Company from August 28, 1991 to November 8, 1991, (ii) without title as the chief financial representative of Mueller Brass Co. in Port Huron, Michigan, from December 28, 1990 to August 28, 1991, (iii) as Vice President--Finance and Administration and

    Chief Financial Officer for Mueller Brass Co. from January 1, 1990 to December 28, 1990, (iv) as Vice President--Finance of Case Corporation, an agricultural and construction equipment company owned by Tenneco, Inc., from July 1988 to June 1989, and (v) as Vice President--Finance and Chief Financial Officer of Case Corporation from August 1984 to June 1988. The number of shares of Common Stock beneficially owned by Mr. Bunkers includes 8,200 shares of Common Stock which are subject to currently exercisable stock options.

 (7) Mr. Hensley has served as Vice President--Legal, General Counsel and Secretary for Learjet, Inc. (or its predecessor corporate entities), an aircraft manufacturing firm, from February, 1988 to December 13, 1991. The number of shares of Common Stock beneficially owned by Mr. Hensley includes
    (i) 12,800 shares of Common Stock which are subject to currently exercisable stock options, and (ii) 3,200 shares of Common Stock owned by Mr. Hensley's children.

 (8) Mr. Hill has served as a non-corporate level Vice President--Human Resources of the Company from September 20, 1995 to December 14, 1995. Prior to December 1994, he served as (i) Vice President-- Human Resources, Integrated Component Systems, Inc., a start-up company formed to purchase manufacturing operations in the automotive industry, from September 1993 to December 1994, and (ii) Vice President, Employee Relations, Harvard Industries, Inc., a manufacturer of component parts for the automotive and aerospace industries, from October 1992 to September 1993.

 (9) Mr. McKee has served (i) as Treasurer of the Company from November 8, 1991 to December 14, 1995 and from February 13, 1991 to August 28, 1991, (ii) as Assistant Secretary of the Company from August 28, 1991 to December 14, 1995, and (iii) as Secretary of the Company from December 28, 1990 to May 13, 1991. The number of shares of Common Stock beneficially owned by Mr. McKee includes 7,200 shares of Common Stock which are subject to currently exercisable stock options.

(10) Mr. Miller has served as chief information officer of the Company from October 31, 1994 to November 10, 1994. Prior to April 1994, he served as Corporate Staff Vice President, Sonoco Products Company, a paper and packaging company, from January 1992 to April 1994. The number of shares of Common Stock beneficially owned by Mr. Miller includes 2,600 shares of Common Stock which are subject to currently exercisable stock options.

(11) Mr. Nyman has served as Senior Associate of Booz Allen & Hamilton, a management consulting organization, from August 1992 to July 5, 1993. Prior thereto, he served for more than four years as a partner at Ingersoll Engineers, Inc., a management consulting firm. The number of shares of Common Stock beneficially owned by Mr. Nyman includes 36,200 shares of Common Stock which are subject to currently exercisable stock options.

(12) Mr. Rourke has served (i) as Vice President and General Manager--Industrial Division of the Company from November 4, 1993 to December 14, 1995, and (ii) as Vice President General Manager, Industrial Products for Mueller Brass Co. in Port Huron, Michigan, from May 1989 to November 1993. The number of shares of Common Stock beneficially owned by Mr. Rourke includes 19,400 shares of Common Stock which are subject to currently exercisable stock options.

    During 1997, the Board of Directors held five meetings and took action three times by unanimous written consent. The Board of Directors established a standing Audit Committee and a Compensation Committee at its organizational meeting on February 13, 1991. On May 13, 1991, the Board of Directors created two committees (the "Plan Committees") to be responsible for administering the Company's 1991 Employee Stock Purchase Plan and the 1991 Incentive Stock Option Plan. On November 16, 1993, the Board of Directors established a standing Nominating Committee. On May 12, 1994, the Board of Directors created two committees (the "Option Plan Committees") to be responsible for administering the Company's 1994 Stock Option Plan and the Company's 1994 Non-Employee Director Stock Option Plan. During 1997, each of the directors attended 75% or more of the meetings of the Board and the meetings of the committees on which they served.

    The Audit Committee is composed of three directors who are not officers or employees of the Company: Robert Hodes, Allan Mactier and Robert Pasquarelli. During 1997, the Audit Committee held one meeting. The Audit Committee (i) makes recommendations to the Board of Directors regarding the appointment of the Company's independent accountants, (ii) reviews and approves any major change in the Company's accounting policy, (iii) reviews the scope and results of the independent audit, (iv) reviews and approves the scope of the non-audit services performed by the Company's independent accountants and considers the possible effect on the independence of the accountants, (v) reviews the effectiveness of the Company's internal audit procedures and personnel, (vi) reviews the Company's policies and procedures for compliance with disclosure requirements concerning conflicts of interest and the prevention of unethical, questionable or illegal payments, and (vii) makes such reports and recommendations to the Board of Directors as it may deem appropriate.

    The Compensation Committee is composed of two directors who are not officers or employees of the Company: Allan Mactier and Robert Pasquarelli. These same directors also serve as members of the Plan Committees and Option Plan Committees. The Compensation Committee (i) reviews management compensation standards and practices and (ii) makes such recommendations to the Board of Directors as it deems appropriate. During 1997, the Compensation Committee, the Plan Committees and the Option Committee held one formal meeting.

    The Nominating Committee is composed of two directors who are not officers or employees of the Company: Robert Hodes and Allan Mactier. The Nominating Committee makes recommendations to the Board of Directors regarding director candidates and criteria for Board membership. During 1997, the Nominating Committee held one meeting. The Nominating Committee does not consider individuals nominated by stockholders for election to the Board. However, under the Company's By-laws, nominations for the election of directors may be made by a qualifying stockholder, but only if written notice of such stockholder's intent to make such nomination has been received by the Secretary of the Company at the principal place of business (6799 Great Oaks Road, Suite 200, Memphis, Tennessee 38138) not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting (unless the annual meeting date is advanced by more than thirty days or delayed by more than sixty days, in which case different deadlines apply), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to the special meeting and not later than the later of (a) 60 days prior to such special meeting or (b) the tenth day following the day on which public announcement is first made of the date of the special meeting, PROVIDED that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the tenth day following the day on which such public announcement is first made by the Company. To be a qualifying stockholder, the stockholder must be a stockholder of record at the time the notice was delivered to the Secretary of the Company. Each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or successor provisions) under the Securities Exchange Act of 1934, including such person's written consent to be named in the proxy statement as a nominee and serving as a director if elected; (b) as to any other business that the stockholder desired to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

DIRECTOR COMPENSATION

    During 1997, Directors of the Company who were not employed by the Company received an annual fee for serving on the Company's Board of Directors of $25,000, plus a fee of $1,000 per Board and $750 per Audit, Compensation or Nominating Committee meeting attended by such Director, plus reimbursement for such Director's expenses incurred in connection with any such Board or Committee meeting, except no Committee meeting fees were paid for meetings held in conjunction with a Board of Directors meeting. In addition, the Chairman of the Audit, Compensation and Nominating Committees receive an annual fee of $2,500.

    Under the Company's 1994 Non-Employee Director Stock Option Plan, each member of the Company's Board of Directors who is neither an employee nor an officer of the Company is automatically granted each year on the date of the Company's Annual Meeting of Stockholders, without further action by the Board, an option to purchase 1,000 shares of Common Stock at the fair market value on the date the option is granted. As of March 6, 1998, options to purchase 11,000 shares of Common Stock were outstanding under the Company's 1994 Non-Employee Director Stock Option Plan.

BOARD OF DIRECTORS' AFFILIATIONS

    Mr. Hodes is Counsel to the law firm of Willkie Farr & Gallagher, which provided services to the Company during 1997.

                             EXECUTIVE COMPENSATION

    The following table summarizes the annual and long-term compensation for services in all capacities for the Company for the fiscal years 1997, 1996 and 1995, of those persons who were, at December 27, 1997, (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Officers").

                             SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                            ANNUAL COMPENSATION             COMPENSATION
                                                 -----------------------------------------  -------------
                                                                               OTHER         SECURITIES
         NAME AND PRINCIPAL                                                    ANNUAL        UNDERLYING        ALL OTHER
              POSITION                  YEAR     SALARY($)   BONUS($)(1)  COMPENSATION(2)    OPTIONS(#)     COMPENSATION(3)
------------------------------------  ---------  ----------  -----------  ----------------  -------------  -----------------

Harvey L. Karp                             1997  $  606,372   $ 576,053
Chairman of the Board                      1996  $  606,373   $ 545,736
                                           1995  $  577,500   $ 462,000

William D. O'Hagan                         1997  $  413,616   $ 372,254                          90,000        $   7,201
President and Chief                        1996  $  413,430   $ 351,415     $    120,092                       $   3,503
Executive Officer                          1995  $  393,750   $ 295,313                         111,016

Earl W. Bunkers                            1997  $  180,600   $ 135,450                           3,000        $   5,669
Executive Vice President                   1996  $  180,435   $ 135,326     $     55,792          3,000        $   3,221
and Chief Financial Officer                1995  $  172,000   $ 103,200                           4,000

William H. Hensley                         1997  $  170,100   $ 127,575                           4,000        $   5,107
Vice President, General                    1996  $  169,944   $ 127,458                           4,000        $   3,119
Counsel and Secretary                      1995  $  162,000   $  97,200                           4,972

Lee R. Nyman                               1997  $  165,375   $ 124,031                           4,000        $   5,458
Vice President--Manufacturing/             1996  $  161,135   $ 120,851                           6,000        $   3,162
Management Engineering                     1995  $  153,606   $  82,947                           5,900

------------------------

(1) Includes all amounts earned for the respective years, even if deferred under the Company's Executive Deferred Compensation Plan.

(2) Perquisites and other personal benefits received by each Named Officer in 1997 aggregated below the required disclosure threshold.

(3) Consists of the following amounts for 1997: (a) $4,750 contributed on behalf of Messrs. O'Hagan, Bunkers, Hensley and Nyman, respectively, as matching contributions under the Company's Executive Deferred Compensation Plan; and
    (b) $2,451, $919, $357 and $708 for Messrs. O'Hagan, Bunkers, Hensley and Nyman, respectively, representing the portion of interest credits on deferred compensation accounts under the Company's Executive Deferred Compensation Plan that are deemed by SEC rules to be at above-market rates.

                                 OPTION GRANTS

    Shown below is further information on options granted during the fiscal year ended December 27, 1997, to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                              VALUE AT ASSUMED
------------------------------------------------------------------------------------------------      ANNUAL RATES OF
                            NUMBER OF     % OF TOTAL                                              STOCK PRICE APPRECIATION
                           SECURITIES      OPTIONS
                           UNDERLYING     GRANTED TO    EXERCISE OR   MARKET PRICE                    FOR OPTION TERM
                             OPTIONS     EMPLOYEES IN   BASE PRICE     ON DATE OF    EXPIRATION   ------------------------
NAME                       GRANTED (#)   FISCAL YEAR      ($/SH)      GRANT ($/SH)      DATE        5% ($)       10% ($)
-------------------------  -----------   ------------   -----------   ------------   -----------  -----------  -----------
Harvey L. Karp...........     --             --            --             --             --           --           --
William D. O'Hagan.......     90,000       57.14   %    39.75   (1)     39.75           5/07/07     2,249,890    5,701,462
Earl W. Bunkers..........      3,000        1.90   %    46.75   (2)     46.75          11/13/07        88,203      223,516
William H. Hensley.......      4,000        2.54   %    46.75   (2)     46.75          11/13/07       117,604      298,022
Lee R. Nyman.............      4,000        2.54   %    46.75   (2)     46.75          11/13/07       117,604      298,022

------------------------

(1) These options vest ratably over a five year term, with the first 20% vesting on May 7, 1998, except that if there is a "Change in Control", on the later of (i) the day Mr. O'Hagan notifies the Company he is terminating as a result of said change, and (ii) ten days prior to the date Mr. O'Hagan's employment is terminated, all remaining unvested options become immediately exercisable. The options are exercisable only for shares of Common Stock held in treasury by the Company. The Company has agreed to maintain a sufficient number of treasury shares to allow for the exercise of the vested and exercisable portion of these options. "Change in Control" is defined to mean (i) a change in control which would be required to be reported to the Securities and Exchange Commission or any securities exchange on which the Common Stock is listed, (ii) any non-exempted person or party becoming the beneficial owner of securities representing 20% or more of the voting power of the Company, or (iii) when the individuals who, on August 10, 1995, constituted the Board of Directors of the Company cease to constitute at least a majority of the Board, provided that new directors are deemed to have been directors on that date if elected by or on recommendation of at least sixty percent of the directors who were directors on August 10, 1995.

(2) These options were granted under the Company's 1994 Stock Option Plan at 100% of the fair market value of the Common Stock at time of grant, which, in accordance with the terms of the 1994 Stock Option Plan, is the mean between the highest and lowest sale price of the Common Stock on the last preceding trading date. For purposes of determining the potential realizable value of these options, the mean between the highest and lowest sale price of the Common Stock on the trading date immediately preceding the date of grant was used as the date of grant market price. These options vest ratably over a five year term, with the first 20% vesting on November 13, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       OPTION VALUES AT DECEMBER 27, 1997

                                                                           NUMBER OF
                                                                           SECURITIES
                                                                           UNDERLYING
                                                                          UNEXERCISED
                                                                            OPTIONS         VALUE OF UNEXERCISED
                                                                          AT DEC. 27,       IN-THE-MONEY OPTIONS
                                                                            1997(#)        AT DEC. 27, 1997($)(*)
                                                                       ------------------  ----------------------
                                         SHARES ACQUIRED     VALUE        EXERCISABLE/          EXERCISABLE/
NAME                                     ON EXERCISE(#)   REALIZED($)    UNEXERCISABLE         UNEXERCISABLE
---------------------------------------  ---------------  -----------  ------------------  ----------------------
Harvey L. Karp.........................                                      1,800,000/0             88,312,500/0
William D. O'Hagan.....................                                  324,000/176,000     13,433,927/3,791,750
Earl W. Bunkers........................                                     5,520/15,080          194,799/366,786
William H. Hensley.....................                                    10,575/16,425          365,961/378,721
Lee R. Nyman...........................         1,000      $  29,562       33,800/25,200        1,256,105/672,282

------------------------

* Represents the difference between the closing price of the Common Stock on the last trading day prior to December 27, 1997 and the exercise price of the options.

    The Company did not award stock appreciation rights to any executive officer during 1997, nor was any award made under any long-term incentive plan. The Company does not have a defined benefit or actuarial plan covering the Chief Executive Officer or any of the Named Officers.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    Effective as of September 17, 1997, the Company amended and restated Harvey
L. Karp's then existing employment agreement (as amended and restated, the "Karp Employment Agreement"). The Karp Employment Agreement has a three-year rolling term which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of its intention not to extend the term. The Karp Employment Agreement provides for Mr. Karp to serve as Chairman of the Board of Directors of the Company. Under the terms of the Karp Employment Agreement, Mr. Karp is to receive (i) an annual base salary of $606,373 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives), and (ii) a discretionary cash incentive bonus consistent with the executive bonus program which the Company establishes for other key executives. In addition, Mr. Karp is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

    Under the terms of the Karp Employment Agreement, Mr. Karp's employment may be terminated by the Company without Cause (as defined in the Karp Employment Agreement) or by Mr. Karp for Good Reason (as defined in the Karp Employment Agreement) upon appropriate written notice. In either such event, Mr. Karp will continue to receive his then-current base salary as if his employment had continued for the remainder of the then current three-year term and an annual bonus for the remainder of the then current three-year term equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. Karp will immediately vest and become exercisable and Mr. Karp will continue to participate in the Company's health plans and programs at the Company's expense for the remainder of such three-year term.

    Mr. Karp may resign voluntarily without Good Reason upon appropriate written notice to the Company. In such event, Mr. Karp will be entitled to receive any accrued but unpaid base salary and, at the Company's discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. Karp's employment for Cause (as defined in the Karp Employment Agreement) upon appropriate written notice. In such event, Mr. Karp will forfeit all existing Company stock options, but such options shall remain exercisable for the 30-day period following Mr. Karp's receipt of the written notice. Mr. Karp may terminate his employment for any reason within six months following a Change in Control (as defined in the Karp Employment Agreement). In such event, the Company will pay to Mr. Karp a lump sum amount equal to (i) three times his then current base salary, and (ii) three times his average annual bonus for the three calendar years immediately preceding the date of termination. In addition, all outstanding unvested options then held by Mr. Karp shall become immediately exercisable. In the event that any Payment (as defined in the Karp Employment Agreement) would be subject to the excise tax imposed by the "Golden Parachute" regulations, Mr. Karp would be entitled to a gross-up payment from the Company to cover such taxes.

    Effective as of September 17, 1997, the Company amended and restated William
D. O'Hagan's then existing employment agreement (as amended and restated, the "O'Hagan Employment Agreement"). The O'Hagan Employment Agreement provides for Mr. O'Hagan to serve as President and Chief Executive Officer of the Company for a term beginning on the effective date of the O'Hagan Employment Agreement and ending on December 31, 2002 (the "Employment Period"). Under the terms of the O'Hagan Employment Agreement, Mr. O'Hagan is to receive (i) an annual base salary of $413,430 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives), and (ii) a discretionary cash incentive bonus consistent with the executive bonus program which the Company establishes for other key executives. In addition, Mr. O'Hagan is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

    Under the terms of the O'Hagan Employment Agreement, Mr. O'Hagan's employment may be terminated by the Company without Cause (as defined in the O'Hagan Employment Agreement) or by Mr. O'Hagan for Good Reason (as defined in the O'Hagan Employment Agreement) upon appropriate written notice. In either such event, Mr. O'Hagan will continue to receive his then-current base salary as if his employment had continued for the remainder of the Employment Period and an annual bonus for the remainder of the Employment Period equal to the average bonus for the three calendar years immediately preceding the written notice. In addition, all outstanding unvested Company stock options then held by Mr. O'Hagan will immediately vest and become exercisable and Mr. O'Hagan will continue to participate in the Company's health plans and programs at the Company's expense until he reaches age 65.

    Mr. O'Hagan may resign voluntarily without Good Reason upon appropriate written notice to the Company. In such event, Mr. O'Hagan will be entitled to receive any accrued but unpaid base salary and, at the Company's discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. O'Hagan's employment for Cause (as defined in the O'Hagan Employment Agreement) upon appropriate written notice. In such event, Mr. O'Hagan will forfeit the Company stock options granted on November 4, 1993, effective as of the date of his termination, but such options shall remain exercisable for the 30-day period following Mr. O'Hagan's receipt of the written notice. Mr. O'Hagan may terminate his employment for any reason within six months following a Change in Control (as defined in the O'Hagan Employment Agreement). In such event, the Company will pay to Mr. O'Hagan a lump sum amount equal to (i) his then current base salary multiplied by the number of years (including partial years) then remaining in the Employment Period, and (ii) his average annual bonus for the three calendar years immediately preceding the date of termination multiplied by the number of years (including partial years) then remaining in the Employment Period. In addition, all remaining unvested options previously granted to Mr. O'Hagan shall become immediately exercisable.

    If Mr. O'Hagan's employment is terminated by reason of the expiration of the Employment Period, and the Company and Mr. O'Hagan have not entered into a new employment agreement, Mr. O'Hagan shall be entitled to receive his usual discretionary annual bonus for calendar year 2002. In addition, beginning on January 1, 2003, Mr. O'Hagan shall be placed on a temporary leave of absence for six months. During that time period, Mr. O'Hagan shall (i) have the status of an employee of the Company, and (ii) continue to receive base salary payments, but the Company shall have the right to replace Mr. O'Hagan as Chief Executive Officer and President. At the end of such six-month temporary leave of absence, if the Company and Mr. O'Hagan have not entered into a new employment arrangement, Mr. O'Hagan's employment will be automatically terminated. In such event, Mr. O'Hagan will not be entitled to any severance payments. In the event that any Payment (as defined in the O'Hagan Employment Agreement) would be subject to the excise tax imposed by the "Golden Parachute" regulations, Mr. O'Hagan would be entitled to a gross-up payment from the Company to cover such taxes.

    Under the terms of the O'Hagan Employment Agreement, the Company has agreed, at Mr. O'Hagan's option, to loan Mr. O'Hagan up to $5,000,000 on a full recourse basis, which loan would be evidenced by a promissory note in favor of the Company. Any such loan shall be secured by either (a) Common Stock of the Company having, at the time the promissory note is executed, a fair market value of at least 125% of the face amount of the promissory note, or (b) other marketable property acceptable to the Company having, at the time the promissory note is executed, a fair market value of at least 150% of the face amount of the promissory note. Mr. O'Hagan has not yet chosen to implement any such loan.

    The Company does not have any other employment agreements with Named Officers. Except as set forth above, the Company has no compensatory plan or arrangement with respect to any Named Officer which would result in severance or change-in-control payments in excess of $100,000.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    Base compensation payable to Mr. Karp, the Company's Chairman, and to Mr. O'Hagan, its Chief Executive Officer, is principally governed by the terms of their employment agreements. These agreements provide for minimum base compensation of $606,373 for Mr. Karp and $413,430 for Mr. O'Hagan effective as of September 17, 1997. Effective as December 22, 1997, the base compensation payable to each of Messrs. Karp and O'Hagan was increased by four percent, which was in line with base compensation increases granted on that date to other key executives.

    The employment agreements for Messrs. Karp and O'Hagan also provide for payment of an annual discretionary cash bonus consistent with the executive bonus program which the Company establishes for other key executives. For 1997, Messrs. Karp and O'Hagan were awarded discretionary bonuses in the amount of 95% and 90%, respectively, of their gross wages (excluding bonuses for 1996 which were paid in 1997, and certain other miscellaneous items). The bonuses paid to Messrs. Karp and O'Hagan were recommended by the Compensation Committee and approved by the Board of Directors, based on the favorable assessment of their contributions to the Company's growth and profitability in 1997.

    The Compensation Committee increased base compensation payable to other officers at the end of 1997 by an average of approximately four percent, based in part on recommendations from Messrs. Karp and O'Hagan, as well as the Company's positive operating results. The Company did not grant salary increases for senior management at the beginning of 1997, based on the total compensation package, including bonuses, which were available to them. Bonuses paid to officers other than Messrs. Karp and O'Hagan for 1997 did not exceed 75% of gross wages (excluding bonuses for 1996 which were paid in 1997, and certain other miscellaneous items). These bonuses were paid pursuant to the Company's 1997 bonus program, which provided for bonuses to be paid based on the Company's attainment of income targets for fiscal 1997.

    The Compensation Committee periodically grants stock options to executive officers and other key employees as part of the Company's overall executive compensation program. The Compensation Committee granted options to acquire an aggregate of 67,500 shares of Common Stock to executive officers, based in part on recommendations from Messrs. Karp and O'Hagan. When granting options to executive officers, the Compensation Committee considers the total number of shares available under the Company's option plans, the number of options previously granted to such officers, Company and individual performance, and each officer's level of responsibility within the Company. No specific corporate or individual performance factors are used, however. The Compensation Committee believes that stock options are an integral part of the Company's executive compensation program, which motivate executives to practice long-term strategic management, and align their financial interests with those of the Company's stockholders. On May 7, 1997, the Board of Directors approved a special option grant of 90,000 shares of Common Stock to Mr. O'Hagan. The options were granted at fair market value at time of grant, have a ten year term, and vest ratably over five years, except under certain circumstances if there is a "Change in Control." Such options were granted in recognition of Mr. O'Hagan's contributions to the Company's success and to provide additional motivation and alignment of financial interests.

    Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to each of the Chief Executive Officer and the four other highest paid executive officers to $1 million per year, subject to certain exceptions. The Compensation Committee is comprised of "outside" directors and the Company's 1994 Stock Option Plan has been structured so that compensation attributable to options will qualify as "performance based" compensation, which is excluded from the determination of the annual maximum deductible amount. If, because of competitive factors, individual performance or changes in tax provisions, the Compensation Committee determines that it is appropriate to pay one or more executive officers compensation in excess of the annual maximum deductible amount, the Compensation Committee would expect to authorize such compensation. During 1997, Mr. Karp's annual cash compensation exceeded the maximum deductible amount.

ALLAN MACTIER                                              ROBERT J. PASQUARELLI

                          CORPORATE PERFORMANCE GRAPH

    The following table compares total stockholder return since December 26, 1992 to the Dow Jones Equity Market Index ("Equity Market Index") and the Dow Jones Building Material Index ("Building Material Index"). Total return values for the Equity Market Index, the Building Material Index and the Company were calculated based on cumulative total return values assuming reinvestment of dividends. The Common Stock is traded on the New York Stock Exchange under the symbol MLI.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
Among Mueller Industries, Inc., Dow Jones Equity Market
Index and Dow Jones Building Material Index
Fiscal Year Ending Last Saturday in December
                                                                 Mueller Industries,
                                                                                Inc.   Dow Jones Equity Market Index
12/26/92                                                                        $100                            $100
12/25/93                                                                         166                             109
12/31/94                                                                         147                             110
12/31/95                                                                         287                             152
12/28/96                                                                         355                             190
12/27/97                                                                         522                             241

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
Among Mueller Industries, Inc., Dow Jones Equity Market
Index and Dow Jones Building Material Index
Fiscal Year Ending Last Saturday in December

                                                              Dow Jones Building Material Index
12/26/92                                                                                   $100
12/25/93                                                                                    122
12/31/94                                                                                     99
12/31/95                                                                                    135
12/28/96                                                                                    160
12/27/97                                                                                    192

                                                         12/26/92     12/25/93     12/31/94     12/31/95     12/28/96     12/27/97
                                                        -----------  -----------  -----------  -----------  -----------  -----------
Mueller Industries, Inc. .............................         100          166          147          287          355          522
Dow Jones Equity Market Index.........................         100          109          110          152          190          241
Dow Jones Building Material Index.....................         100          122           99          135          160          192

                           CERTAIN RELATIONSHIPS AND
                          TRANSACTIONS WITH MANAGEMENT

    In connection with the relocation of the Company's executive officers from Wichita, Kansas to Memphis, Tennessee, in 1996, the Company advanced money, at no interest, towards the purchase of new houses in the Memphis, Tennessee area. The advance was subject to payment in full within fifteen days of the sale of the executive's Wichita residence. Mr. Richard A. Miller, the Company's Vice President and Chief Information Officer, was advanced $175,000 in connection with his relocation to Memphis, Tennessee, Mr. Kent A. McKee, the Company's Vice President--Business Development/Investor Relations, was advanced $95,000 in connection with his relocation to Memphis, Tennessee, and Mr. Lowell Hill, the Company's Vice President--Human Resources, was advanced $116,000 in connection with his relocation to the Memphis, Tennessee area. All these loans were repaid in 1997.

                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
                        INCREASE AUTHORIZED COMMON STOCK

    The Board of Directors has unanimously voted to recommend that the stockholders adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares. If the amendment is approved, the shares may be issued from time to time by the Board of Directors. It is not expected that further authorization from stockholders will be solicited for the issuance of any shares of Common Stock, except to the extent such authorization is required by law or by the rules of the New Stock Exchange. Currently there is no agreement, arrangement or understanding relating to the issuance and sale of Common Stock. Stockholders do not have, and the proposed amendment would not create, any preemptive rights.

INCREASE OF AUTHORIZED COMMON STOCK

    The Board of Directors recommends that the number of authorized shares of Common Stock be increased to 100,000,000 shares. The Company currently has 50,000,000 shares of Common Stock authorized. The Board believes that it is desirable to have a sufficient number of shares of Common Stock available, as the occasion may arise, for possible future financings and acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes. Having such additional shares available for issuance in the future would give the Company greater flexibility by allowing shares to be issued without incurring the delay and expense of a special stockholder's meeting.

VOTE REQUIRED

    Approval of the proposal to increase the authorized Common Stock will require the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of negative votes.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF CERTIFICATE OF INCORPORATION.

                            PROPOSAL TO APPROVE THE
                             1998 STOCK OPTION PLAN

    DESCRIPTION OF THE 1998 STOCK OPTION PLAN. The 1998 Stock Option Plan (the "SOP"), was adopted by the Board of Directors on February 12, 1998, subject to the approval of the stockholders of the Company at their 1998 Annual Meeting. The SOP provides for the grant of non-qualified stock options ("Non-Qualified Options") and "incentive stock options" ("Incentive Options") as defined in
Section 422 of the Internal Revenue Code of 1986 (the "Code"). Key employees and officers of the Company are eligible to participate in the SOP. Management of the Company believes that the SOP is important to provide an inducement to obtain and retain the services of qualified employees and officers. The SOP (but not outstanding options) will terminate on the tenth anniversary of its adoption and is administered by the Board of Directors of the Company (the "Board") or, at the Board's discretion, by a committee consisting of at least two persons appointed by the Board. The entity administering the Plan is hereinafter referred to as the "Committee."

The Company has reserved 300,000 shares of Common Stock for issuance upon the exercise of options under the SOP. The complete text of the SOP has been filed with the Securities and Exchange Commission as Exhibit A to this proxy statement.

    Recipients of options under the SOP ("Optionees") are selected by the Committee. The Committee determines the terms of each option grant including (1) the purchase price of shares subject to options, (2) the dates on which options become exercisable, and (3) the expiration date of each option (which may not exceed ten years from the date of grant). The maximum number of shares for which options may be granted under the SOP to any single individual in any one year is 70,000 (subject to adjustments for capital changes). The minimum per share purchase price of options granted under the SOP is the Fair Market Value (as defined in the SOP) of one share of the Common Stock on the date the option is granted.

    As of February 25, 1998, the market value of a share of Common Stock was $54.69.

    Optionees will have no voting, dividend, or other rights as stockholders with respect to shares of Common Stock covered by options prior to becoming the holders of record of such shares. All option grants will permit the purchase price to be paid in cash, by certified bank or cashier's check, by tendering stock held by the Optionee for at least six months, or by cashless exercise. The number of shares covered by options will be appropriately adjusted in the event of any merger, recapitalization or similar corporate event.

    The Board of Directors may at any time terminate the SOP or from time to time make such modifications or amendments to the SOP as it may deem advisable; provided that the Board may not, without the approval of stockholders, amend the SOP to increase the maximum number of shares of Common Stock for which options may be granted under the SOP, increase the number of shares as to which options may be granted to any person in any single year, decrease the minimum per share purchase price for options below the Fair Market Value (as defined in the SOP) of one share of Common Stock on the date of grant, or change the class of persons eligible to receive options under the SOP.

    Options granted under the SOP will be evidenced by a written option agreement between the Optionee and the Company. Subject to limitations set forth in the SOP, the terms of option agreements will be determined by the Committee, and need not be uniform among Optionees.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a brief discussion of the Federal income tax consequences of transactions under the SOP. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe state or local taxes consequences.

    (1)  INCENTIVE OPTIONS

    No taxable income is realized by the Optionee upon the grant or exercise of an Incentive Option. If Common Stock is issued to an Optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to such Optionee then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Optionee's employer for Federal income tax purposes.

    If the Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the Optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

    Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a Non-Qualified Option.

    For purposes of determining whether an Optionee is subject to any alternative minimum tax liability, an Optionee who exercises an Incentive Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the Optionee had exercised a Non-Qualified Option. Each Optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

    (2)  NON-QUALIFIED OPTIONS

    Except as noted below for corporate "insiders," with respect to Non-Qualified Options, (1) no income is realized by the Optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

    (3)  SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS

    As a result of the rules under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), "insiders" (as defined in the Exchange Act), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with the General Counsel of the Company or their own tax advisers to ascertain the appropriate tax treatment for any particular option.

    NEW PLAN BENEFITS. Inasmuch as awards to all participants under the SOP will be granted at the sole discretion of the Committee, such benefits under the SOP are not determinable. Compensation paid and other benefits granted in respect of the 1997 fiscal year to the Named Officers are set forth in the Summary Compensation Table on page 8.

    PROPOSED ACTION. Approval of the adoption of the SOP will require the affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present, in person or by proxy, at the meeting.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         "FOR" THE APPROVAL OF THE SOP.

                            APPOINTMENT OF AUDITORS

    Ernst & Young LLP ("E & Y") has, upon the recommendation of the Company's Audit Committee, been selected and appointed by the Board of Directors to audit and certify the Company's financial statements for the year ending December 26, 1998, subject to ratification by the Company's stockholders. If the appointment of E & Y is not ratified by the stockholders at the Annual Meeting, the Board of Directors will reconsider its action and will appoint auditors for the 1998 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders. It is expected that representatives of E & Y will be in attendance at the Annual Meeting and will be available to answer questions and to make a statement if they desire to do so.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS OF THE COMPANY.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1999 ANNUAL MEETING

    It is presently anticipated that the 1999 Annual Meeting will be held on or about May 6, 1999. In order for a stockholder proposal to be included in the Company's proxy materials for the 1999 Annual Meeting, it must be received by the Secretary of the Company no later than November 18, 1998. It is urged that any such proposal be sent by certified mail, return receipt requested. If the date of the 1999 Annual Meeting is changed to a date more than 30 days earlier or later than May 6, 1999, the Company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials.

                          OTHER MATTERS TO COME BEFORE
                                  THE MEETING

    If any matter not described herein should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by them as they deem appropriate. At the date of this Proxy Statement, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

    Based solely upon its review of Forms 3 and 4 received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1997 all filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

                               OTHER INFORMATION

    Consolidated financial statements for the Company are included in the Annual Report to Stockholders for the year 1997 that accompanies this Proxy Statement. These financial statements are also on file with the Securities and Exchange Commission, 450 Fifth Avenue, N.W., Washington, D.C. 20549 and with the New York Stock Exchange.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED FOR THE YEAR 1997 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO WILLIAM H. HENSLEY, SECRETARY, MUELLER INDUSTRIES, INC., AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS (6799 GREAT OAKS ROAD, SUITE 200, MEMPHIS, TENNESSEE 38138).

                                            By order of the Board of Directors
                                                    William H. Hensley
                                                   Corporate Secretary

March 18, 1998

                                   EXHIBIT A
                            MUELLER INDUSTRIES, INC.
                             1998 STOCK OPTION PLAN

    1.  PURPOSES.

    The Mueller Industries, Inc. 1998 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions of substantial responsibility with Mueller Industries, Inc., a Delaware corporation (the "Company"), and its subsidiary corporations, and to provide additional incentive to such persons to exert their maximum efforts toward the success of the Company and its subsidiary corporations. The above aims will be effectuated through the granting of certain options ("Options") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Under the Plan, the Company may grant "incentive stock options" ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options which are not intended to be ISOs ("Non-Qualified Options").

    2.  ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), or a committee consisting of at least two persons, appointed by the Board of Directors, each of whom shall be both a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of
Section 162(m) of the Code (the entity administering the Plan hereinafter called the "Committee"). The Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

    (a) to determine the individuals to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each Option and whether such Options shall be ISOs or Non-Qualified Options;

    (b) to interpret the Plan;

    (c) to prescribe, amend and rescind rules and regulations relating to the Plan;

    (d) to determine the terms and provisions of the respective stock option agreements granting Options, including the date or dates upon which Options shall become exercisable, which terms need not be identical;

    (e) to accelerate the vesting of any outstanding Options; and

    (f) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

    In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee". The Committee's determinations on the matters referred to in this Section 2 shall be conclusive.

    3.  SHARES SUBJECT TO THE PLAN.

    The total number of shares of Common Stock which shall be subject to Options granted under the Plan shall not exceed 300,000, subject to adjustment as provided in Section 7 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options. The shares of Common Stock to be issued upon exercise of Options shall be authorized and unissued or reacquired shares of Common Stock. The shares of Common Stock relating to the unexercised portion of any expired, terminated or cancelled Option shall thereafter be available for the grant of Options under the Plan.

    4.  ELIGIBILITY.

    (a) Options may be granted under the Plan only to (i) employees of the Company and (ii) employees of any "subsidiary corporation" (a "Subsidiary") of the Company within the meaning of Section 424(f) of the Code; PROVIDED, HOWEVER, that no person may be granted Options under the Plan with respect to more than 70,000 shares of Common Stock in any one year. The term "Company," when used in the context of an Optionee's employment, shall be deemed to include Subsidiaries of the Company.

    (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan for proper corporate purposes.

    5.  TERMS OF OPTIONS.

    The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

    (a) The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; PROVIDED, HOWEVER, that in no event shall such purchase price be less than the Fair Market Value (as defined in paragraph (g) of this Section 5) of the shares of Common Stock as of the date such Option is granted.

    (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion, at the time such Option is granted.

    (c) The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option shall be subject to earlier termination as determined by the Committee, in its discretion, at the time such Option is granted.

    (d) Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Corporate Treasurer) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee, payment for such shares may be made (i) in cash,
(ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of shares of Common Stock (held by the Optionee for at least six months prior to such delivery) having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining shares of Common Stock to the Optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above.

    (e) An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.

    (f) Generally, an Option shall not be transferable, except by will or the laws of descent and distribution, and may be exercised, during the lifetime of an Optionee, only by the Optionee; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow for the transfer of Options that are not ISOs to other persons or entities, subject to such conditions or limitations as it may establish. No Option granted under the Plan shall be subject to execution, attachment or other process.

    (g) For purposes of the Plan, as of any date when the Common Stock is quoted on the NASDAQ Stock Market or listed on one or more national securities exchanges, the "Fair Market Value" of the Common Stock as of any date shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the NASDAQ Stock Market or the principal national securities exchange on which the Common Stock is listed and traded on the immediately preceding date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on the NASDAQ Stock Market or listed on an exchange, or representative quotes are not otherwise available, the "Fair Market Value" of the Common Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

    6.  SPECIAL PROVISIONS APPLICABLE TO ISOS.

    The following special provisions shall be applicable to ISOs granted under the Plan.

    (a) No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the holders of the Common Stock.

    (b) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries, or any "parent corporation" (a "Parent") of the Company within the meaning of Section 424(e) of the Code.

    (c) If the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and its Parents and Subsidiaries) exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined at the time the ISOs covering such shares were granted.

    7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

    (a) In the event that the outstanding shares of Common Stock or the capital structure of the Company are changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, the Committee shall make such appropriate adjustment to the aggregate number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to Options that may be granted to any person in any one year, and in the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options as determined by the Committee, in its sole discretion to be appropriate. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares of Common Stock covered by his Option; PROVIDED, HOWEVER, that if any such event occurs or if the Company enters into an agreement to undertake any such event, the Committee may, in its sole discretion, cancel any outstanding options and pay to such Optionees, in cash or stock, or any combination thereof, the value of such Options as determined by the Committee based on the price per share of Common Stock received or to be received by the stockholders of the Company upon such event.

    (b) Any adjustment under this Section 7 in the number of shares of Common Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

    8.  FURTHER CONDITIONS OF EXERCISE.

    (a) The obligation of the Company to issue shares of Common Stock pursuant to the exercise of Options shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any of the provisions hereof, the Optionee may not exercise the Options, and the Company will be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to the exercise of any Option unless such exercise, offer or sale shall be properly registered pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act") with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall use reasonable efforts to register the offer or sale of shares of Common Stock underlying any Option pursuant to the Securities Act and to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority. If the shares of Common Stock offered for sale or sold under any Option are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

    (b) The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Common Stock subject to Options which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Common Stock of the Company either upon exercise of the Options or shares of Common Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares.

    9.  TERMINATION, MODIFICATION AND AMENDMENT.

    (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board of Directors, and no Option shall be granted after termination of the Plan.

    (b) The Plan may at any time be terminated or, from time to time, be modified or amended by the Board of Directors; PROVIDED, HOWEVER, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the shares of the capital stock of the Company present in person or by proxy and entitled to vote at the meeting, amend the Plan to (i) increase (except as provided by Section 7) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, (ii) increase the maximum number of shares as to which Options may be granted to any person in any single year, (iii) decrease the purchase price for Options below Fair Market Value at the time of grant, or (iv) change the class of persons eligible to receive Options under the Plan.

    (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options without the consent of the affected Optionee.

    10.  EFFECTIVENESS OF THE PLAN.

    The Plan shall become effective upon adoption by the Board of Directors of the Company, subject to the approval by the shareholders of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

    11.  NOT A CONTRACT OF EMPLOYMENT.

    Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any Optionee any right to remain in the employ of the Company or of any Subsidiary.

    12.  GOVERNING LAW.

    The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws thereof.

    13.  WITHHOLDING.

    As a condition to the exercise of any Option, the Committee may require that an Optionee satisfy, through withholding from other compensation or otherwise, the full amount of all federal, state and local income and other taxes required to be withheld in connection with such exercise. The Committee may, in its sole discretion, allow for the retention by the Company of shares of Common Stock otherwise to be delivered to the Optionee upon the exercise of any Option in order to satisfy this withholding requirement.

As adopted by the Board of Directors of
Mueller Industries, Inc. as of February 12, 1998.

                            MUELLER INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                               / / I plan to attend the meeting.

1. Election of Directors.   / / FOR all nominees                              / / WITHHOLD AUTHORITY
                              (except as indicated to the contrary)             to vote for all nominees.
                            Nominees: Robert B. Hodes, Harvey L. Karp, Allan Mactier, William D. O'Hagan and Robert J.
                                      Pasquarelli.
                            (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                            --------------------------------------------------------------------------------------------------

2.Approve amendment increasing number of authorized shares of Common Stock from
  50,000,000 to 100,000,000.                                                         / / FOR    / / AGAINST    / / ABSTAIN

3.Approve the Company's 1998 Stock Option Plan.                                      / / FOR    / / AGAINST    / / ABSTAIN

4. Approve the appointment of Ernst & Young LLP as auditors of the Company.          / / FOR    / / AGAINST    / / ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" IN ITEMS 2, 3 AND 4.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                                     (CONTINUED ON REVERSE SIDE)

                            MUELLER INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 1998

    The undersigned hereby appoints Earl W. Bunkers and William H. Hensley, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Mueller Industries, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 1998, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof, and in their discretion upon any other matter that may properly come before said meeting.

                                              Dated: _____________________, 1998

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                              Please sign exactly as your name
                                              appears to the left. When shares
                                              are held jointly, each shareholder
                                              named should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, you should so
                                              indicate when signing. If a
                                              corporation, please sign in full
                                              corporate name by duly authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.